RCI Reports 2Q25 Results, Hosts X Spaces Call at 4:30 PM ET Today
HOUSTON—May 12, 2025—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2025 second quarter ended March 31, 2025. The Company also filed its Form 10-Q today.

Summary Financials (in millions, except EPS)	2Q25	2Q24	6M25	6M24
Total revenues	$65.9	$72.3	$137.4	$146.2
EPS	$0.36	$0.08	$1.38	$0.85
Non-GAAP EPS[1]	$0.65	$0.90	$1.46	$1.76
Impairments and other charges (gains), net	$2.1	$8.2	$(0.1)	$8.2
Net cash provided by operating activities	$8.5	$10.8	$21.9	$24.5
Free cash flow[1]	$6.9	$8.8	$19.0	$21.5
Net income attributable to RCIHH common stockholders	$3.2	$0.8	$12.3	$8.0
Adjusted EBITDA[1]	$14.2	$17.2	$29.9	$34.7
Weighted average shares used in computing EPS – basic and diluted	8.86	9.35	8.89	9.36
1 See “Non-GAAP Financial Measures” below.
2Q25 Summary (Comparisons are to the year-ago period unless indicated otherwise)
Eric Langan, President and CEO, said: "As previously announced, revenues primarily reflect the sale/divestiture of five underperforming Bombshells segment locations and the effect of severe weather on company same-store sales in January and February, partially offset by improving trends in March. Profitability primarily reflects lower SSS, lower costs from the sale/divestiture of the Bombshells related units, and lower impairments. During and subsequent to 2Q25, we continued to make progress with our Back to Basics 5-Year Capital Allocation Plan, acquiring clubs, completing projects, and buying back shares."
Back to Basics 5-Year Capital Allocation Plan (FY25-29)
•2Q25: Acquired Flight Club, the premier gentlemen's club in the Detroit market ($8.0 million for the club and $3.0 million for the real estate).
•2Q25: Opened Bombshells in Denver, CO, and the rebranded/reformatted Chicas Locas in El Paso, TX.
•2Q25: Repurchased 56,875 common shares for $2.9 million ($50.92 average per share), with 8,832,125 shares outstanding at March 31, 2025.
•3Q25: Acquired Platinum West of West Columbia, SC, the only upscale adult nightclub in the central part of the state ($6.25 million for the club and $1.75 million for the real estate).
X Spaces Conference Call at 4:30 PM ET Today
•Hosted by RCI President and CEO Eric Langan, CFO Bradley Chhay, and Mark Moran of Equity Animal.
•Call link: https://x.com/i/spaces/1djGXVvkXgkxZ (X log in required).
•Presentation link: https://www.rcihospitality.com/investor-relations/.
•To ask questions: Participants must join the X Space using a mobile device.
•To listen only: Participants can access the X Space from a computer.
•There will be no other types of telephone or webcast access.

2Q25 Results (Comparisons are to the year-ago period unless indicated otherwise)
Nightclubs segment: Revenues of $57.5 million declined by 3.1%. Sales, which were affected by weather in January and February, reflected a 3.5% decline in same-store sales and the absence of Baby Dolls Fort Worth due to fire in July 2024, partially offset by five new and/or reformatted clubs not in SSS.2
By type of revenue, alcoholic beverages declined 5.3%, service declined 2.9%, and food, merchandise and other increased 2.4%. Impairments and other charges totaled $2.0 million compared to $8.2 million.
Operating income was $14.6 million (25.4% of segment revenues) compared to $11.0 million (18.6%). Results primarily reflected the impairment decline, partially offset by the sales decline. Non-GAAP operating income was $17.1 million (29.8% of segment revenues) compared to $19.8 million (33.4%). Non-GAAP results primarily reflected the sales decline.
Bombshells segment: Revenues of $8.2 million declined 35.6%. Sales, which were similarly affected by bad weather in January and February, reflected the sale/divestiture of five underperforming locations and a 13.4% decline in SSS, partially offset by two locations not in SSS (Stafford, TX, and Denver, CO).2
Operating loss was $227,000 (-2.8% of segment revenues) compared to income of $699,000 (5.5%). Non-GAAP operating loss was $67,000 (-0.8% of segment revenues) compared to income of $750,000 (5.9%). Results primarily reflected the sales decline from open locations and Bombshells Denver pre-opening costs, most of which were offset by the sale/divestiture of non-performing locations.
Corporate segment: Expenses totaled $5.5 million (8.4% of total revenues) compared to $6.8 million (9.4%). Non-GAAP expenses totaled $5.4 million (8.2% of total revenues) compared to $6.3 million (8.8%). The decline primarily reflected lower overhead from fewer locations.
Impairments and other charges (gains), net within consolidated operations totaled $2.1 million compared to $8.2 million.
Income tax expense was $1.1 million compared to $5,000. The effective tax rate was 25.1% compared to 0.7%.
Weighted average shares outstanding of 8.86 million declined 5.2% due to share buybacks.
Debt was $241.5 million at March 31, 2025 compared to $235.5 million at December 31, 2024. The increase primarily reflected Flight Club new acquisition related debt and Bombshells Rowlett and Lubbock construction financing, partially offset by scheduled pay downs.
2 See our April 8, 2025 news release on 2Q25 sales for more details.
Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.

Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, (g) gains or losses on lease termination, and (h) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 18.1% and 18.4% effective tax rate of the pre-tax non-GAAP income before taxes for the six months ended March 31, 2025, and 2024, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) impairment of assets, (c) income tax expense, (d) net interest expense, (e) settlement of lawsuits, (f) gains or losses on sale of businesses and assets, (g) gains or losses on insurance, (h) stock-based compensation, and (i) gains or losses on lease termination. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the Company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the Company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, and (vi) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2024, as well as its other filings with the U.S. Securities and Exchange Commission. The Company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Michael Wichman at 212-883-0655 or gfishman@pondel.com and mwichman@pondel.com.

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	For the Three Months Ended				For the Six Months Ended
	March 31, 2025		March 31, 2024		March 31, 2025		March 31, 2024
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$28,866	43.8%	$32,907	45.5%	$61,054	44.4%	$66,223	45.3%
Sales of food and merchandise	9,411	14.3%	11,068	15.3%	19,517	14.2%	21,870	15.0%
Service revenues	22,912	34.8%	23,564	32.6%	47,093	34.3%	48,683	33.3%
Other	4,687	7.1%	4,744	6.6%	9,695	7.1%	9,414	6.4%
Total revenues	65,876	100.0%	72,283	100.0%	137,359	100.0%	146,190	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	5,204	18.0%	5,891	17.9%	11,050	18.1%	12,172	18.4%
Food and merchandise sold	3,182	33.8%	3,993	36.1%	6,745	34.6%	8,031	36.7%
Service and other	25	0.1%	35	0.1%	97	0.2%	75	0.1%
Total cost of goods sold (exclusive of items shown below)	8,411	12.8%	9,919	13.7%	17,892	13.0%	20,278	13.9%
Salaries and wages	20,491	31.1%	20,975	29.0%	41,055	29.9%	42,307	28.9%
Selling, general and administrative	22,900	34.8%	24,653	34.1%	49,107	35.8%	49,854	34.1%
Depreciation and amortization	3,776	5.7%	3,884	5.4%	7,345	5.3%	7,737	5.3%
Impairments and other charges (gains), net	2,127	3.2%	8,195	11.3%	(117)	(0.1)%	8,192	5.6%
Total operating expenses	57,705	87.6%	67,626	93.6%	115,282	83.9%	128,368	87.8%
Income from operations	8,171	12.4%	4,657	6.4%	22,077	16.1%	17,822	12.2%
Other income (expenses)
Interest expense	(4,048)	(6.1)%	(3,999)	(5.5)%	(8,200)	(6.0)%	(8,215)	(5.6)%
Interest income	139	0.2%	96	0.1%	318	0.2%	190	0.1%
Gain on lease termination	—	—%	—	—%	979	0.7%	—	—%
Income before income taxes	4,262	6.5%	754	1.0%	15,174	11.0%	9,797	6.7%
Income tax expense	1,068	1.6%	5	—%	2,915	2.1%	1,804	1.2%
Net income	3,194	4.8%	749	1.0%	12,259	8.9%	7,993	5.5%
Net income attributable to noncontrolling interests	37	0.1%	25	—%	(4)	—%	7	—%
Net income attributable to RCIHH common shareholders	$3,231	4.9%	$774	1.1%	$12,255	8.9%	$8,000	5.5%

Earnings per share
Basic and diluted	$0.36		$0.08		$1.38		$0.85

Weighted average shares used in computing earnings per share
Basic and diluted	8,861,854		9,350,292		8,891,638		9,358,768

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Revenues
Nightclubs	$57,541	$59,372	$119,265	$120,405
Bombshells	8,229	12,771	17,816	25,502
Other	106	140	278	283
	$65,876	$72,283	$137,359	$146,190

Income (loss) from operations
Nightclubs	$14,603	$11,021	$35,485	$31,390
Bombshells	(227)	699	1,744	785
Other	(680)	(277)	(851)	(473)
Corporate	(5,525)	(6,786)	(14,301)	(13,880)
	$8,171	$4,657	$22,077	$17,822

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,194	$749	$12,259	$7,993
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,776	3,884	7,345	7,737
Impairment of assets	1,780	8,033	1,780	8,033
Deferred income tax benefit	(853)	(1,911)	(1,242)	(1,911)
Loss (gain) on sale of businesses and assets	215	40	(1,248)	37
Amortization and writeoff of debt discount and issuance costs	227	149	290	312
Doubtful accounts expense on notes receivable	—	—	—	22
Gain on insurance	—	—	(1,150)	—
Noncash lease expense	668	773	1,326	1,535
Stock-based compensation	118	471	588	941
Changes in operating assets and liabilities, net of business acquisitions:
Receivables	(659)	(162)	1,714	1,067
Inventories	68	76	64	(142)
Prepaid expenses, other current, and other assets	68	2,609	(530)	(6,420)
Accounts payable, accrued, and other liabilities	(55)	(3,875)	695	5,265
Net cash provided by operating activities	8,547	10,836	21,891	24,469
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	956	—	1,085	—
Proceeds from insurance	—	—	1,150	—
Proceeds from notes receivable	76	61	147	116
Payments for property and equipment and intangible assets	(2,854)	(7,667)	(8,608)	(12,802)
Acquisition of businesses, net of cash acquired	(6,000)	—	(6,000)	—
Net cash used in investing activities	(7,822)	(7,606)	(12,226)	(12,686)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	5,433	1,956	8,396	2,657
Payments on debt obligations	(4,627)	(4,278)	(10,321)	(10,630)
Purchase of treasury stock	(2,896)	(1,530)	(6,114)	(3,602)
Payment of dividends	(619)	(560)	(1,242)	(1,122)
Payment of loan origination costs	(71)	—	(71)	(136)
Net cash used in financing activities	(2,780)	(4,412)	(9,352)	(12,833)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,055)	(1,182)	313	(1,050)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	34,718	21,155	32,350	21,023
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$32,663	$19,973	$32,663	$19,973

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2025	September 30, 2024	March 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$32,663	$32,350	$19,973
Receivables, net	4,174	5,832	9,044
Inventories	4,645	4,676	4,554
Prepaid expenses and other current assets	4,071	4,427	8,387
Assets held for sale	—	—	74
Total current assets	45,553	47,285	42,032
Property and equipment, net	283,442	280,075	288,224
Operating lease right-of-use assets, net	24,905	26,231	33,396
Notes receivable, net of current portion	4,031	4,174	4,289
Goodwill	62,524	61,911	67,862
Intangibles, net	167,383	163,461	172,728
Other assets	1,918	1,227	1,362
Total assets	$589,756	$584,364	$609,893

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,652	$5,637	$5,632
Accrued liabilities	18,161	20,280	22,597
Current portion of debt obligations, net	19,737	18,871	25,072
Current portion of operating lease liabilities	3,073	3,290	3,098
Total current liabilities	46,623	48,078	56,399
Deferred tax liability, net	21,451	22,693	27,232
Debt, net of current portion and debt discount and issuance costs	221,725	219,326	206,853
Operating lease liabilities, net of current portion	26,677	30,759	33,593
Other long-term liabilities	4,741	398	317
Total liabilities	321,217	321,254	324,394

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	88	90	93
Additional paid-in capital	55,925	61,511	77,742
Retained earnings	212,772	201,759	207,928
Total RCIHH stockholders' equity	268,785	263,360	285,763
Noncontrolling interests	(246)	(250)	(264)
Total equity	268,539	263,110	285,499
Total liabilities and equity	$589,756	$584,364	$609,893

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share, number of shares, and percentage data)

	For the Three Months Ended		For the Six Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Reconciliation of GAAP net income to Adjusted EBITDA
Net income attributable to RCIHH common stockholders	$3,231	$774	$12,255	$8,000
Income tax expense	1,068	5	2,915	1,804
Interest expense, net	3,909	3,903	7,882	8,025
Depreciation and amortization	3,776	3,884	7,345	7,737
Impairment of assets	1,780	8,033	1,780	8,033
Settlement of lawsuits	127	167	306	167
Loss (gain) on sale of businesses and assets	220	(5)	(1,186)	(8)
Gain on insurance	—	—	(1,017)	—
Stock-based compensation	118	471	588	941
Gain on lease termination	—	—	(979)	—
Adjusted EBITDA	$14,229	$17,232	$29,889	$34,699

Reconciliation of GAAP net income to non-GAAP net income
Net income attributable to RCIHH common stockholders	$3,231	$774	$12,255	$8,000
Amortization of intangibles	577	640	1,157	1,299
Impairment of assets	1,780	8,033	1,780	8,033
Settlement of lawsuits	127	167	306	167
Stock-based compensation	118	471	588	941
Loss (gain) on sale of businesses and assets	220	(5)	(1,186)	(8)
Gain on insurance	—	—	(1,017)	—
Gain on lease termination	—	—	(979)	—
Net income tax effect	(263)	(1,701)	47	(1,921)
Non-GAAP net income	$5,790	$8,379	$12,951	$16,511

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share
Diluted shares	8,861,854	9,350,292	8,891,638	9,358,768
GAAP diluted earnings per share	$0.36	$0.08	$1.38	$0.85
Amortization of intangibles	0.07	0.07	0.13	0.14
Impairment of assets	0.20	0.86	0.20	0.86
Settlement of lawsuits	0.01	0.02	0.03	0.02
Stock-based compensation	0.01	0.05	0.07	0.10
Loss (gain) on sale of businesses and assets	0.02	0.00	(0.13)	0.00
Gain on insurance	0.00	0.00	(0.11)	0.00
Gain on lease termination	0.00	0.00	(0.11)	0.00
Net income tax effect	(0.03)	(0.18)	0.01	(0.21)
Non-GAAP diluted earnings per share	$0.65	$0.90	$1.46	$1.76

	For the Three Months Ended		For the Six Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	March 31, 2024
Reconciliation of GAAP operating income to non-GAAP operating income
Income from operations	$8,171	$4,657	$22,077	$17,822
Amortization of intangibles	577	640	1,157	1,299
Impairment of assets	1,780	8,033	1,780	8,033
Settlement of lawsuits	127	167	306	167
Stock-based compensation	118	471	588	941
Loss (gain) on sale of businesses and assets	220	(5)	(1,186)	(8)
Gain on insurance	—	—	(1,017)	—
Non-GAAP operating income	$10,993	$13,963	$23,705	$28,254

Reconciliation of GAAP operating margin to non-GAAP operating margin
GAAP operating margin	12.4%	6.4%	16.1%	12.2%
Amortization of intangibles	0.9%	0.9%	0.8%	0.9%
Impairment of assets	2.7%	11.1%	1.3%	5.5%
Settlement of lawsuits	0.2%	0.2%	0.2%	0.1%
Stock-based compensation	0.2%	0.7%	0.4%	0.6%
Loss (gain) on sale of businesses and assets	0.3%	0.0%	(0.9)%	0.0%
Gain on insurance	0.0%	0.0%	(0.7)%	0.0%
Non-GAAP operating margin	16.7%	19.3%	17.3%	19.3%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$8,547	$10,836	$21,891	$24,469
Less: Maintenance capital expenditures	1,611	2,011	2,887	2,994
Free cash flow	$6,936	$8,825	$19,004	$21,475

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended March 31, 2025					For the Three Months Ended March 31, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$14,603	$(227)	$(680)	$(5,525)	$8,171	$11,021	$699	$(277)	$(6,786)	$4,657
Amortization of intangibles	572	1	—	4	577	589	47	—	4	640
Impairment of assets	1,780	—	—	—	1,780	8,033	—	—	—	8,033
Settlement of lawsuits	97	30	—	—	127	167	—	—	—	167
Stock-based compensation	—	—	—	118	118	—	—	—	471	471
Loss (gain) on sale of businesses and assets	93	129	—	(2)	220	7	4	—	(16)	(5)
Non-GAAP operating income (loss)	$17,145	$(67)	$(680)	$(5,405)	$10,993	$19,817	$750	$(277)	$(6,327)	$13,963

GAAP operating margin	25.4%	(2.8)%	(641.5)%	(8.4)%	12.4%	18.6%	5.5%	(197.9)%	(9.4)%	6.4%
Non-GAAP operating margin	29.8%	(0.8)%	(641.5)%	(8.2)%	16.7%	33.4%	5.9%	(197.9)%	(8.8)%	19.3%

	For the Six Months Ended March 31, 2025					For the Six Months Ended March 31, 2024
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$35,485	$1,744	$(851)	$(14,301)	$22,077	$31,390	$785	$(473)	$(13,880)	$17,822
Amortization of intangibles	1,146	2	—	9	1,157	1,180	110	—	9	1,299
Impairment of assets	1,780	—	—	—	1,780	8,033	—	—	—	8,033
Settlement of lawsuits	276	30	—	—	306	167	—	—	—	167
Stock-based compensation	—	—	—	588	588	—	—	—	941	941
Loss (gain) on sale of businesses and assets	109	(1,201)	—	(94)	(1,186)	6	4	—	(18)	(8)
Gain on insurance	(1,017)	—	—	—	(1,017)	—	—	—	—	—
Non-GAAP operating income (loss)	$37,779	$575	$(851)	$(13,798)	$23,705	$40,776	$899	$(473)	$(12,948)	$28,254

GAAP operating margin	29.8%	9.8%	(306.1)%	(10.4)%	16.1%	26.1%	3.1%	(167.1)%	(9.5)%	12.2%
Non-GAAP operating margin	31.7%	3.2%	(306.1)%	(10.0)%	17.3%	33.9%	3.5%	(167.1)%	(8.9)%	19.3%